EXHIBIT 5

Faegre & Benson LLP

90 South Seventh Street

Minneapolis, Minnesota 55402

Telephone (612) 766-7000

Facsimile (612) 766-1600

July 15, 2011

Board of Directors

Datalink Corporation

8170 Upland Circle

Chanhassen, MN 55317-8589

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the offering of up to 1,053,943 shares of Common Stock, par value $0.001 per share (the “Shares”), of Datalink Corporation, a Minnesota corporation (the “Company”), pursuant to the Datalink Corporation 2011 Incentive Compensation Plan (the “2011 Plan”) and 452,307 Shares pursuant to the Datalink Corporation 2009 Incentive Compensation Plan, as amended (the “2009 Plan”), we have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as we have deemed relevant hereto, and, based upon such examination and review, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares and that, when issued and sold as contemplated in the 2011 Plan and 2009 Plan, the Shares will be legally and validly issued, fully paid and nonassessable under the current laws of the State of Minnesota.

In rendering the opinions set forth above, we have assumed the genuineness of all signatures, legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

FAEGRE & BENSON LLP

By:	/s/ Jonathan R. Zimmerman
Jonathan R. Zimmerman
Partner